Sub-Item 77I:

During the semi-annual period ended April 30, 2016, Elevation ETF Trust (the “Registrant”) offered the following series:

Series	Registration Statement
Dhandho Junoon ETF (the “Fund”)	Pre-Effective Amendment No. 4 to the Registration Statement on Form N-1/A (SEC Accession No. 0001398344-16-011496) (the “Registration Statement”)

The Registration Statement filed on March 31, 2016, as amended, includes the terms of the Fund, and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.